Exhibit 99.1

Macy’s, Inc. Reports Fourth Quarter and Fiscal Year 2024 Results

NEW YORK —March 6, 2025— Macy’s, Inc. (NYSE: M) today reported financial results for the fourth quarter and fiscal year 2024 and provided fiscal year 2025 guidance.

Highlights
•Achieved fourth quarter GAAP diluted earnings per share of $1.21; Adjusted diluted earnings per share of $1.80 exceeded the company’s prior guidance range.
•Macy’s, Inc. reported fourth quarter comparable sales down 1.1% on an owned basis; achieved its best owned-plus-licensed-plus-marketplace comparable sales since the first quarter of 2022, up 0.2%.
•Macy’s First 50 locations delivered fourth consecutive quarter of comparable sales growth, up 0.8% on an owned basis and up 1.2% on an owned-plus-licensed basis.
•Bloomingdale’s reported owned comparable sales growth of 4.8% and its highest fourth quarter owned-plus-licensed-plus-marketplace comparable sales growth of 6.5%.
•Bluemercury reported 16th consecutive quarter of comparable sales growth, up 6.2%.
•Ended the year with $1.3 billion of cash on the balance sheet, up $272 million from last year and generated nearly $1.3 billion of operating cash flow and $679 million of free cash flow.
•Announced intent to resume share buybacks under the remaining $1.4 billion share repurchase authorization, market conditions permitting.

“As we close out the first year of the Bold New Chapter strategy, investments in the customer experience enabled us to achieve our highest comparable sales of the year, our best performance in 11 quarters,” said Tony Spring, chairman and chief executive officer of Macy’s, Inc. " At Macy’s, our First 50 locations delivered four quarters of increased sales, while our luxury nameplates, Bloomingdale’s and Bluemercury, achieved accelerated annual sales growth. As we enter the second year of our strategy, we plan to scale initiatives that are resonating with our customers to drive long-term profitable growth and further unlock shareholder value.”

Adrian Mitchell, Macy’s, Inc. chief operating officer and chief financial officer added, "Building on our momentum, we continue to elevate the customer experience, deliver operational excellence and make prudent capital investments. We remain committed to generating healthy free cash flow and returning capital to shareholders through share buybacks and predictable quarterly dividends.”

Fourth Quarter 2024 Results1 (comparisons are to the fourth quarter 2023)
Macy’s, Inc. net sales decreased 4.3% to $7.8 billion, with comparable sales down 1.1% on an owned basis and up 0.2% on an owned-plus-licensed-plus-marketplace basis. Comparable owned-plus-licensed-plus-marketplace sales growth at Macy’s First 50 locations, Macy’s digital channel, Bloomingdale’s, and Bluemercury was offset primarily by weakness in Macy’s non-First 50 and non-go-forward locations.

Macy’s, Inc. go-forward business2 comparable sales were down 0.7% on an owned basis and up 0.6% on an owned-plus-licensed-plus-marketplace basis. By nameplate:
•Macy’s net sales were down 5.3%, with comparable sales down 1.9% on an owned basis and down 0.9% on an owned-plus-licensed-plus-marketplace basis. Macy’s go-forward business2 comparable sales were down 1.6% on an owned basis and down 0.5% on an owned-plus-licensed-plus-marketplace basis.
◦First 50 locations comparable sales were up 0.8% on an owned basis and up 1.2% on an owned-plus-licensed basis.
•Bloomingdale’s net sales were up 2.0%, with comparable sales up 4.8% on an owned basis and up 6.5% on an owned-plus-licensed-plus-marketplace basis.

•Bluemercury net sales were up 2.4% and comparable sales were up 6.2% on an owned basis.
Other revenue of $239 million decreased $16 million, or 6.3%. Within Other revenue:
•Credit card revenues, net decreased $20 million, or 10.3%, to $175 million, primarily due to lower year-over-year profit share, inclusive of higher net credit losses.
•Macy’s Media Network revenue, net rose $4 million, or 6.7%, to $64 million, reflecting continued growth in number of advertisers and campaign counts.

Gross margin rate3 of 35.7% decreased 80 basis points. The change relative to the prior year gross margin rate was impacted by Macy’s nameplate’s conversion to cost accounting. Separate from cost accounting, merchandise margin benefited from favorable year-over-year shortage trends which were offset by product mix.
Selling, general and administrative (“SG&A”) expense of $2.4 billion decreased $23 million. The decrease in SG&A expense reflects a disciplined approach to non-customer facing costs while focusing on investments that will drive future sales. As a percent of total revenue, SG&A expense increased 100 basis points to 29.7% due to lower total revenue.

Asset sale gains of $41 million were flat. Fourth quarter 2024 asset sale gains primarily relate to the monetization of non-go-forward locations associated with the company’s Bold New Chapter strategy.
GAAP diluted earnings per share (“EPS”) was $1.21 and Adjusted diluted EPS was $1.80, compared to GAAP diluted loss per share of $0.47 and Adjusted diluted EPS of $2.24, respectively, in the fourth quarter of 2023.
Fiscal Year 2024 Results1 (comparisons are to fiscal year 2023)
Macy’s, Inc. net sales decreased 3.5% to $22.3 billion, with comparable sales down 2.0% on an owned basis and down 0.9% on an owned-plus-licensed-plus-marketplace basis. Comparable owned-plus-licensed-plus-marketplace sales growth at Macy’s First 50 locations, Bloomingdale’s, and Bluemercury was offset primarily by weakness in Macy’s non-First 50 locations and digital channel.

Macy’s, Inc. go-forward business2 comparable sales were down 1.7% on an owned basis and down 0.6% on an owned-plus-licensed-plus-marketplace basis. By nameplate:
•Macy’s net sales were down 4.2%, with comparable sales down 2.6% on an owned basis and down 1.6% on an owned-plus-licensed-plus-marketplace basis. Macy’s go-forward business2 comparable sales were down 2.4% on an owned basis and down 1.3% on an owned-plus-licensed-plus-marketplace basis.
◦First 50 locations comparable sales were up 1.6% on an owned basis and up 1.8% on an owned-plus-licensed basis.
•Bloomingdale’s net sales were up 1.0%, with comparable sales up 1.7% on an owned basis and up 2.5% on an owned-plus-licensed-plus-marketplace basis.
•Bluemercury net sales were up 2.8% and comparable sales were up 4.0% on an owned basis.
Other revenue of $713 million decreased $61 million, or 7.9%. Within Other revenue:
•Credit card revenues, net decreased $82 million, or 13.2%, to $537 million, primarily driven by higher net credit losses year-over-year.
•Macy’s Media Network revenue, net rose $21 million, or 13.5%, to $176 million, reflecting growth in number of advertisers and campaign counts year-over-year.
Gross margin rate3 of 38.4% was flat. Merchandise margin declined 10 basis points. The change relative to the prior year gross margin rate was impacted by Macy’s nameplate’s conversion to cost accounting. Additionally, current year merchandise margin was negatively impacted by product mix. These factors were partially offset by favorable shortage and liquidations. The decline in merchandise margin was offset by efficiencies in the company’s fulfillment network and lower shipped sales volume.
SG&A expense of $8.3 billion decreased $45 million. The decline in SG&A expense reflected the company’s continued cost controls while focusing on customer-facing investments that will drive future sales. As a percent of total revenue, SG&A expense increased 110 basis points to 36.2% due to lower total revenue.

Asset sale gains of $144 million were $83 million higher. As part of its Bold New Chapter strategy, in fiscal year 2024, the company removed 64 non-go-forward Macy’s locations which contributed to current year asset sale gains.

GAAP diluted EPS was $2.07 and Adjusted diluted EPS was $2.64, compared to GAAP diluted EPS of $0.16 and Adjusted diluted EPS of $3.28 in fiscal year 2023.
Balance Sheet and Liquidity
Merchandise inventories3 increased 2.5% year-over-year. The conversion to cost accounting is estimated to account for roughly half of the increase from the prior year, with the remainder reflecting the timing of spring receipts. The company believes the composition and level of inventories is well-positioned heading into fiscal year 2025.
The company ended fiscal year 2024 with cash and cash equivalents of $1.3 billion. As of the end of fiscal 2024, under its asset-based credit facility, borrowing availability was $2.5 billion, which considers reductions due to letters of credit and inventory levels impacting the borrowing base.

As of the end of fiscal year 2024, total debt was $2.8 billion, with no outstanding short-term borrowings under the company’s asset-based credit facility and no material long-term debt maturities until 2027.

1: Reported on a 13-week basis for the fourth quarter of 2024 and on a 14-week basis for the fourth quarter of 2023, and a 52-week basis for fiscal year 2024 and on a 53-week basis for fiscal year 2023, except comparable sales, which are reported on a 13-week basis and 52-week basis for both the quarters and years, respectively, unless otherwise noted.
2: Inclusive of go-forward locations and digital. For Macy’s, Inc. this reflects go-forward locations and digital across all three nameplates.
3: Inventories and Gross Margin are not directly comparable to the prior year given the conversion to cost accounting at the beginning of fiscal 2024.
2025 Guidance
The company is providing its annual fiscal year 2025 guidance. The company believes that Macy’s, Inc. go-forward business comparable owned-plus-licensed-plus-marketplace sales and Core Adjusted EBITDA on a dollar and percent of total revenue basis, defined as Adjusted EBITDA excluding asset sale gains, are the best proxy to measure fundamental improvements during the company’s stabilization and pursuit of profitable growth. The full outlook for 2025 can be found in the presentation posted to www.macysinc.com/investors. For Macy’s, Inc. the company expects:

Fiscal 2025
Net sales*	$21.0 billion to $21.4 billion
Comparable owned-plus-licensed-plus-marketplace sales change	Down ~2.0% to down ~0.5% versus 2024
Go-forward business comparable owned-plus-licensed-plus-marketplace sales change	Down ~2.0% to ~flat versus 2024
Adjusted EBITDA as a percent of total revenue	8.4% to 8.6%
Core Adjusted EBITDA as a percent of total revenue	8.0% to 8.2%
Adjusted diluted earnings per share**	$2.05 to $2.25
*: Reflects the impact of fiscal 2024 store closures which contributed roughly $700 million of annual net sales.
**: The impact of any potential future share repurchases associated with the company’s current share repurchase authorization is not considered within guidance.
The company does not provide reconciliations of the forward-looking non-GAAP measures of comparable owned-plus-licensed-plus-marketplace sales change, Adjusted EBITDA, Core Adjusted EBITDA and adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures, and is unable to address the probable significance to future results of any items excluded from these measures, because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. See Important Information Regarding Non-GAAP Financial Measures.

Conference Call and Webcasts
A webcast of Macy's, Inc.’s call with analysts and investors to report its fourth quarter and fiscal year 2024 sales and earnings will be held today (March 6, 2025) at 8:00 a.m. ET. Macy’s, Inc.’s webcast, along with the associated presentation, is accessible to the media and general public via the company's website at www.macysinc.com. To participate in the call, analysts and investors may call 1-877-407-0832. A replay of the conference call will be available on the company’s website or by calling 1-877-660-6853, using passcode 13751434 about two hours after the conclusion of the call. Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/newsroom.

Important Information Regarding Non-GAAP Financial Measures
Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.

About Macy’s, Inc.
Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers. For more information, visit macysinc.com.
Forward-Looking Statements
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s ability to successfully implement its Bold New Chapter strategy, including the ability to realize the anticipated benefits associated with the strategy, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, conditions to, or changes in the timing of proposed real estate and other transactions, declines in credit card revenues, possible systems failures and/or security breaches, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, regional political and economic conditions, the effect of potential changes to trade policies, the effect of weather, inflation, inventory shortage, and labor shortages, the potential for the incurrence of charges in connection with the impairment of tangible and intangible assets, including goodwill, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies and achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended February 3, 2024. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Media – Chris Grams
communications@macys.com
Investors – Pamela Quintiliano
investors@macys.com

MACY’S, INC.
Consolidated Statements of Operations (Unaudited)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended February 1, 2025			14 Weeks Ended February 3, 2024
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$7,768			$8,120
Other revenue (Note 1)	239	3.1%		255	3.1%
Total revenue	8,007			8,375
Cost of sales	(4,991)	(64.3%)		(5,153)	(63.5%)
Selling, general and administrative expenses	(2,382)		(29.7%)	(2,405)		(28.7%)
Gains on sale of real estate	41		0.5%	41		0.5%
Impairment, restructuring and other costs	(175)		(2.2%)	(1,007)		(12.0)
Operating income (loss)	500		6.2%	(149)		(1.8%)
Benefit plan income, net	4			1
Settlement charges	(46)			(5)
Interest expense, net	(22)			(27)
Income (loss) before income taxes	436			(180)
Federal, state and local income tax (expense) benefit (Note 2)	(94)			52
Net income (loss)	$342			$(128)
Basic earnings (loss) per share	$1.23			$(0.47)
Diluted earnings (loss) per share	$1.21			$(0.47)
Average common shares:
Basic	278.5			275.0
Diluted	282.6			275.0
End of period common shares outstanding	277.7			274.2
Supplemental Financial Measures:
Gross Margin (Notes 3 and 4)	$2,777	35.7%		$2,967	36.5%
Depreciation and amortization expense	$224			$232

MACY’S, INC.
Consolidated Statements of Income (Unaudited)
(All amounts in millions except percentages and per share figures)

	52 Weeks Ended February 1, 2025			53 Weeks Ended February 3, 2024
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$22,293			$23,092
Other revenue (Note 1)	713	3.2%		774	3.4%
Total revenue	23,006			23,866
Cost of sales	(13,740)	(61.6%)		(14,224)	(61.6%)
Selling, general and administrative expenses	(8,330)		(36.2%)	(8,375)		(35.1%)
Gains on sale of real estate	144		0.6%	61		0.3%
Impairment, restructuring and other costs	(171)		(0.7%)	(1,027)		(4.3%)
Operating income	909		4.0%	301		1.3%
Benefit plan income, net	16			11
Settlement charges	(46)			(134)
Interest expense, net	(115)			(135)
Losses on early retirement of debt	(1)			—
Income before income taxes	763			43
Federal, state and local income tax (expense) benefit (Note 2)	(181)			2
Net income	$582			$45
Basic earnings per share	$2.10			$0.16
Diluted earnings per share	$2.07			$0.16
Average common shares:
Basic	277.7			274.2
Diluted	281.6			278.2
End of period common shares outstanding	277.7			274.2
Supplemental Financial Measures:
Gross Margin (Notes 3 and 4)	$8,553	38.4%		$8,868	38.4%
Depreciation and amortization expense	$881			$897

MACY’S, INC.
Consolidated Balance Sheets (Unaudited)
(millions)

	February 1, 2025	February 3, 2024
ASSETS:
Current Assets:
Cash and cash equivalents	$1,306	$1,034
Receivables	303	293
Merchandise inventories (Note 4)	4,468	4,361
Prepaid expenses and other current assets	385	401
Income taxes receivable	17	—
Total Current Assets	6,479	6,089
Property and Equipment – net	5,070	5,308
Right of Use Assets	2,243	2,305
Goodwill	828	828
Other Intangible Assets – net	425	430
Other Assets	1,357	1,286
Total Assets	$16,402	$16,246
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$6	$—
Merchandise accounts payable	1,893	1,913
Accounts payable and accrued liabilities	2,625	2,571
Income taxes payable	—	48
Total Current Liabilities	4,524	4,532
Long-Term Debt	2,773	2,998
Long-Term Lease Liabilities	2,927	2,986
Deferred Income Taxes	724	745
Other Liabilities	902	950
Shareholders' Equity	4,552	4,035
Total Liabilities and Shareholders’ Equity	$16,402	$16,246

MACY’S, INC.
Consolidated Statements of Cash Flows (Unaudited) (Note 5)
(millions)

	52 Weeks Ended February 1, 2025	53 Weeks Ended February 3, 2024
Cash flows from operating activities:
Net income	$582	$45
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment, restructuring and other costs	171	1,027
Settlement charges	46	134
Depreciation and amortization	881	897
Benefit plans	2	4
Stock-based compensation expense	58	47
Gains on sale of real estate	(144)	(61)
Deferred income taxes	(52)	(244)
Amortization of financing costs and premium on acquired debt	11	10
Changes in assets and liabilities:
Decrease in receivables	2	7
Increase in merchandise inventories	(51)	(99)
Decrease in prepaid expenses and other current assets	11	18
Decrease in merchandise accounts payable	(11)	(113)
Decrease in accounts payable and accrued liabilities	(49)	(266)
Increase (decrease) in current income taxes	(69)	3
Change in other assets and liabilities	(110)	(104)
Net cash provided by operating activities	1,278	1,305
Cash flows from investing activities:
Purchase of property and equipment	(518)	(631)
Capitalized software	(364)	(362)
Proceeds from disposition of assets, net	283	86
Other, net	7	(6)
Net cash used by investing activities	(592)	(913)
Cash flows from financing activities:
Debt issued	301	961
Debt issuance costs	(1)	(1)
Debt repaid	(524)	(963)
Debt repurchase premium and expenses	1	—
Dividends paid	(192)	(181)
Increase in outstanding checks	3	2
Acquisition of treasury stock	(1)	(38)
Net cash used by financing activities	(413)	(220)
Net increase in cash, cash equivalents and restricted cash	273	172
Cash, cash equivalents and restricted cash beginning of period	1,037	865
Cash, cash equivalents and restricted cash end of period	$1,310	$1,037

MACY’S, INC.
Consolidated Financial Statements (Unaudited)
Notes:
(1)Other Revenue is inclusive of the following amounts. All amounts in millions except percentages.

	13 Weeks Ended February 1, 2025		14 Weeks Ended February 3, 2024
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$175	2.3%	$195	2.4%
Macy's Media Network revenue, net	64	0.8%	60	0.7%
Other Revenue	$239	3.1%	$255	3.1%

Net Sales	$7,768		$8,120

	52 Weeks Ended February 1, 2025		53 Weeks Ended February 3, 2024
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$537	2.4%	$619	2.7%
Macy's Media Network revenue, net	176	0.8%	155	0.7%
Other Revenue	$713	3.2%	$774	3.4%

Net Sales	$22,293		$23,092
(2)Income tax expense of $94 million and $181 million, or 21.6% and 23.7% of pretax income, for the 13 and 52 weeks ended February 1, 2025, respectively, reflect a different effective tax rate as compared to the company’s federal income tax statutory rate of 21% driven primarily by the impact of state and local taxes.

Income tax benefit of $52 million and $2 million, or 28.9% and 4.7% of pretax income, for the 14 and 53 weeks ended February 3, 2024, reflected a different effective tax rate as compared to the company's federal income tax statutory rate of 21% driven primarily by the reduced pretax income as a result of the impairment charges and state and local taxes.
(3)Gross margin is defined as net sales less cost of sales.
(4)Gross margin and merchandise inventories are not directly comparable to the prior year given the conversion to cost accounting beginning in fiscal 2024.
(5)Restricted cash of $4 million and $3 million have been included with cash and cash equivalents for the 52 weeks ended February 1, 2025 and 53 weeks ended February 3, 2024, respectively.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an owned-plus-licensed-plus-marketplace basis, which includes adjusting for the impact of comparable sales of departments licensed to third parties and marketplace sales, assists in evaluating the company's ability to generate sales growth, whether through owned businesses, departments licensed to third parties or marketplace sales, and in evaluating the impact of changes in the manner in which certain departments are operated. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income and diluted earnings per share that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods. Management also believes free cash flow provides a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures and proceeds from the disposition of property and equipment, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments.
The company does not provide reconciliations of the forward-looking non-GAAP measures of comparable owned-plus-licensed-plus-marketplace sales change, Adjusted EBITDA, Core Adjusted EBITDA and adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures, and is unable to address the probable significance to future results of any items excluded from these measures, because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate.
Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties and marketplace sales are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)
Changes in Comparable Sales

	13 Weeks Ended February 1, 2025
	Macy's, Inc.	Macy's
Decrease in comparable sales on an owned basis (Note 6)	(1.1%)	(1.9%)
Impact of departments licensed to third parties and marketplace sales (Note 7)	1.3%	1.0%
Increase (decrease) in comparable sales on an owned-plus-licensed-plus-marketplace basis	0.2%	(0.9%)

	13 Weeks Ended February 1, 2025
	Macy's, Inc. go-forward business	Macy's go-forward business	Bloomingdale's	Bluemercury
Increase (decrease) in comparable sales on an owned basis (Note 6)	(0.7)%	(1.6)%	4.8%	6.2%
Impact of departments licensed to third parties and marketplace sales (Note 7)	1.3%	1.1%	1.7%	—%
Increase (decrease) in comparable sales on an owned-plus-licensed-plus-marketplace basis	0.6%	(0.5%)	6.5%	6.2%

13 Weeks Ended February 1, 2025
Macy's First 50 locations
Increase in comparable sales on an owned basis (Note 6)	0.8%
Impact of departments licensed to third parties (Note 7)	0.4%
Increase in comparable sales on an owned-plus-licensed basis	1.2%

	52 Weeks Ended February 1, 2025
	Macy's, Inc.	Macy's
Decrease in comparable sales on an owned basis (Note 6)	(2.0%)	(2.6%)
Impact of departments licensed to third parties and marketplace sales (Note 7)	1.1%	1.0%
Decrease in comparable sales on an owned-plus-licensed-plus-marketplace basis	(0.9%)	(1.6%)

	52 Weeks Ended February 1, 2025
	Macy's, Inc. go-forward business	Macy's go-forward business	Bloomingdale's	Bluemercury
Increase (decrease) in comparable sales on an owned basis (Note 6)	(1.7)%	(2.4)%	1.7%	4.0%
Impact of departments licensed to third parties and marketplace sales (Note 7)	1.1%	1.1%	0.8%	—%
Increase (decrease) in comparable sales on an owned-plus-licensed-plus-marketplace basis	(0.6%)	(1.3%)	2.5%	4.0%

52 Weeks Ended February 1, 2025
Macy's First 50 locations
Increase in comparable sales on an owned basis (Note 6)	1.6%
Impact of departments licensed to third parties (Note 7)	0.2%
Increase in comparable sales on an owned-plus-licensed basis	1.8%

Notes:
(6)Represents the period-to-period percentage change in net sales from stores in operation for one full fiscal year during the 13 and 52 weeks ended February 1, 2025, and the 14 and 53 weeks ended February 3, 2024, adjusting for the 53rd week in fiscal 2023. Such calculation includes all digital sales and excludes commissions from departments licensed to third parties and marketplace. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. Definitions and calculations of comparable sales may differ among companies in the retail industry.
(7)Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales, including marketplace sales, adjusting for the 53rd week in fiscal 2023, in the calculation of comparable sales. Macy’s and Bloomingdale’s license third parties to operate certain departments in its stores and online and receive commissions from these third parties based on a percentage of their net sales, while Bluemercury does not participate in licensed or Marketplace businesses. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties and Marketplace) in its net sales. The company does not, however, include any amounts in respect of licensed department or Marketplace sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties and from the digital Marketplace are not material to its net sales for the periods presented.
Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:
•EBITDA and adjusted EBITDA are reconciled to GAAP net income (loss).
•Adjusted net income is reconciled to GAAP net income (loss).
•Adjusted diluted earnings per share is reconciled to GAAP diluted earnings (loss) per share.

EBITDA and Adjusted EBITDA

	13 Weeks Ended February 1, 2025	14 Weeks Ended February 3, 2024
Net income (loss)	$342	$(128)
Interest expense, net	22	27
Federal, state and local income tax expense (benefit)	94	(52)
Depreciation and amortization	224	232
EBITDA	682	79
Impairment, restructuring and other costs	175	1,007
Settlement charges	46	5
Adjusted EBITDA	$903	$1,091

	52 Weeks Ended February 1, 2025	53 Weeks Ended February 3, 2024
Net income	$582	$45
Interest expense, net	115	135
Losses on early retirement of debt	1	—
Federal, state and local income tax expense (benefit)	181	(2)
Depreciation and amortization	881	897
EBITDA	1,760	1,075
Impairment, restructuring and other costs	171	1,027
Settlement charges	46	134
Adjusted EBITDA	$1,977	$2,236

Adjusted Net Income and Adjusted Diluted Earnings Per Share

	13 Weeks Ended February 1, 2025		14 Weeks Ended February 3, 2024
	Net Income	Diluted Earnings Per Share	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported	$342	$1.21	$(128)	$(0.47)
Impairment, restructuring and other costs	175	0.62	1,007	3.60
Settlement charges	46	0.16	5	0.02
Income tax impact of certain items identified above	(56)	(0.19)	(256)	(0.91)
As adjusted to exclude certain items above	$507	$1.80	$628	$2.24

	52 Weeks Ended February 1, 2025		53 Weeks Ended February 3, 2024
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported	$582	$2.07	$45	$0.16
Impairment, restructuring and other costs	171	0.61	1,027	3.69
Settlement charges	46	0.16	134	0.48
Losses on early retirement of debt	1	—	—	—
Income tax impact of certain items identified above	(55)	(0.20)	(293)	(1.05)
As adjusted to exclude certain items above	$745	$2.64	$913	$3.28

Free Cash Flow

52 Weeks Ended February 1, 2025
Net cash provided by operating activities	$1,278
Purchase of property and equipment	(518)
Capitalized software	(364)
Proceeds from disposition of assets, net	283
Free cash flow	$679